Report of Independent
Registered Public Accounting
Firm

To the Shareholders and
Board of Trustees of
Federated Core Trust

In planning and performing
our audits of the financial
statements of Federated
Duration Plus Core Fund
(the "Fund"), a portfolio
of Federated Core Trust, as
of and for the year ended
August 31, 2011, in
accordance with the
standards of the Public
Company Accounting Oversight
Board (United States), we
considered the Fund's
internal control over
financial reporting,
including controls over
safeguarding
securities, as a basis for
designing our auditing
procedures for the purpose
of expressing our opinion on
the financial statements
and to comply with the
requirements of Form N-SAR,
but not for the purpose of
expressing an opinion on the
effectiveness of the Fund's
internal control over
financial reporting.
Accordingly, we express no
such opinion.

Management of the Fund is
responsible for establishing
and maintaining effective
internal control over
financial reporting. In
fulfilling this responsibility,
estimates and judgments by
management are required
to assess the expected benefits
and related costs of controls.
A company's internal control
over financial
reporting is a process designed
to provide reasonable assurance
regarding the reliability of
financial
reporting and the preparation
of financial statements for
external purposes in accordance
with generally
accepted accounting principles.
A company's internal control
over financial reporting
includes those
policies and procedures that
(1) pertain to the maintenance
of records that, in reasonable
detail, accurately
and fairly reflect the
transactions and dispositions
of the assets of the company;
(2) provide reasonable
assurance that transactions
are recorded as necessary to
permit preparation of financial
statements in
accordance with generally
accepted accounting principles,
and that receipts and
expenditures of the
company are being made in
accordance with authorizations
of management and directors
of the company;
and (3) provide reasonable
assurance regarding prevention
or timely detection of the
unauthorized
acquisition, use, or disposition
of the company's assets that
could have a material affect
on the financial
statements.

Because of its inherent
limitations, internal control
over financial reporting may
not prevent or detect
misstatements. Also, projections
of any evaluation of effectiveness
to future periods are subject
to the risk
that controls may become
inadequate because of changes
in conditions, or that the
degree of compliance
with the policies or procedures
may deteriorate.

A deficiency in internal
control over financial reporting
exists when the design or
operation of a control
does not allow management or
employees, in the normal course
of performing their assigned
functions, to
prevent or detect misstatements
on a timely basis. A material
weakness is a deficiency, or a
combination
of deficiencies, in internal
control over financial reporting,
such that there is a reasonable
possibility that a
material misstatement of the Funds'
annual or interim financial
statements will not be prevented or
detected on a timely basis.

Our consideration of the Fund's
internal control over financial
reporting was for the limited
purpose
described in the first paragraph
and would not necessarily
disclose all deficiencies in
internal control that
might be material weaknesses
under standards established by
the Public Company Accounting
Oversight
Board (United States). However,
we noted no deficiencies in
the Fund's internal control
over financial
reporting and its operation,
including controls over
safeguarding securities that
we consider to be a
material weakness as defined
above as of August 31, 2011.

This report is intended
solely for the information
and use of management and the
Board of Trustees of
Federated Core Trust and the
Securities and Exchange
Commission and is not
intended to be and should
not be used by anyone other
than those specified parties.



Boston, Massachusetts
October 24, 2011